EXHIBIT 10.25
Signature Page to the Restricted Stock Award Agreement Terms and Conditions (2006)
Complete Production Services, Inc.
Amended and Restated 2001 Stock Incentive Plan

[Holder Name]	[Street Address]
Holder’s Tax ID #: [SSN]	[City, State, Zip, Country]
Complete Production Services, Inc., a Delaware corporation (the “Company”), pursuant to its Amended and Restated 2001 Stock Incentive Plan (the “Plan”), hereby issues to you (“Holder”), shares of the Company’s common stock, par value $0.01, that are subject to restrictions on transfer (“Restricted Shares”) and the other terms and conditions contained in the Restricted Stock Award Agreement Terms and Conditions (Rev. 2006) and the Plan.

Restricted Shares Issuance Date:

Total Restricted Shares:	shares

Vesting Schedule**:
The Restricted Shares shall vest and the Restrictions shall lapse in a series of three (3) equal annual installments on the following dates, provided Holder is still an employee on that vest date:

Shares	Vest Date
___/___/___
___/___/___
___/___/___

**The Restricted Shares will not vest and the Restrictions will not lapse under certain circumstances, including your Termination of
     Employment. See the Restricted Stock Award Agreement Terms and Conditions (Rev. 2006).
You and the Company agree that the Restricted Shares are granted under and governed by the terms and conditions of the Restricted Stock Award Agreement Terms and Conditions (Rev. 2006), the Plan and this Signature Page, which together are a binding agreement. You acknowledge that you have read, understand and agree to be bound by the Restricted Stock Award Agreement Terms and Conditions (Rev. 2006), this Signature Page and the Plan, including the provisions governing the resolution of all disputes between you and the Company through arbitration, the vesting and forfeiture of your Restricted Shares and the other restrictions contained therein.

COMPLETE PRODUCTION SERVICES, INC.	HOLDER

/s/ James F. Maroney
James F. Maroney	[Holder Name]
Vice President, Secretary and General Counsel

EXHIBIT A
CONSENT OF SPOUSE
     I,                                         , spouse of                      (“Holder”), have read and approve the foregoing Restricted Stock Award Agreement Terms and Conditions (2006) and Signature Page thereto made by and between Complete Production Services, Inc. (the “Company”), and Holder, effective as of                      , 20___(the “Agreement”). In consideration of issuing to my spouse the shares of the common stock of the Company set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of the common stock of the Company issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.
Dated:                     , ____

Signature of Spouse